Exhibit (c)(6)


                               CASH ACCOUNT TRUST
                             Money Market Portfolio

              Amended and Restated Establishment and Designation of
                                Classes of Shares
                             of Beneficial Interest
                               (The "Instrument")

         The undersigned, being a majority of the duly elected and qualified Trustees of Cash Account Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 1 of Article III of the Amended and Restated Agreement and Declaration of Trust dated March 17, 1990, as amended (the "Declaration of Trust"). The Trustees have previously divided the authorized shares of beneficial interest (the "Shares") of the series of the Trust heretofore designated as the Money Market Portfolio (the "Series") into the classes designated below in paragraph 1. The Trustees hereby amend the division of the authorized and unissued Shares of the Series into the five classes designated below in paragraphs 1 and 2 (each a "Class" and collectively the "Classes"), each Class to have the special and relative rights specified in this
Instrument:

         1.       The Classes have been previously designated as follows:

                  Institutional Money Market Shares
                  Premier Money Market Shares - Money Market Portfolio Premium Reserve Money Market Shares Service Shares

         2.       An additional Class of the Money
                  Market Portfolio is hereby
                  established and designated as
                  follows:

                  Institutional Select Shares

         3. Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of Shares of the Series, and shall be entitled to receive its pro rata share of net assets attributable to such Class of Shares of the Series upon liquidation of the Series, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

         4.       Upon the effective date of this Instrument:

                  a. Each Share of each Class of the Series shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of the Trust shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of Shareholders of one or more series or classes, in which case only the Shareholders of such Class or Classes or Series shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to any Class or Series if acted upon as provided in Rule 18f-3 under the 1940 Act or any successor rule and in the Declaration of Trust.

                  b. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Fund or Class of a Series may, pursuant to a Plan adopted by the Trustees under Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

         5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of Shareholders of such Class.

         6. Except as otherwise provided in this Instrument, the foregoing shall be effective as of the dates hereof.


/s/John W. Ballantine                        /s/Lewis A. Burnham
-------------------------------------        -----------------------------------
John W. Ballantine, Trustee                  Lewis A. Burnham, Trustee



/s/James R. Edgar                            /s/Donald L. Dunaway
-------------------------------------        -----------------------------------
James R. Edgar, Trustee                      Donald L. Dunaway, Trustee



/s/Paul K. Freeman                           /s/William F. Glavin, Jr.
-------------------------------------        -----------------------------------
Paul K. Freeman, Trustee                     William F. Glavin, Jr., Trustee



/s/Richard T. Hale                           /s/Robert B. Hoffman
-------------------------------------        -----------------------------------
Richard T. Hale, Trustee                     Robert B. Hoffman, Trustee



                                             /s/Fred B. Renwick
-------------------------------------        -----------------------------------
Shirley D. Peterson, Trustee                 Fred B. Renwick, Trustee



/s/William P. Sommers                        /s/John G. Weithers
-------------------------------------        -----------------------------------
William P. Sommers, Trustee                  John G. Weithers, Trustee

Dated:  September 26, 2002




                                       2